Exhibit 99.1

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  TOMPKINS
   TRUSTCO INC.


                                             For additional information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                         Stephen S. Romaine, EVP
                                                       (607) 273-3210, ext. 2100

FOR IMMEDIATE RELEASE

            Tompkins Trustco Announces Management Succession Plan for
                     its subsidiary, Tompkins Trust Company


ITHACA, NY (October 25, 2006)- Tompkins Trustco, Inc. (AMEX: TMP). James J. Byrnes, Chairman & CEO, today announced the management succession plan for its subsidiary, Tompkins Trust Company.

         Under the management succession plan, Gregory J. Hartz has been identified to succeed current Tompkins Trust Company CEO, James J. Byrnes, who plans to retire from his management role at Tompkins Trust Company, and as CEO of the parent company, Tompkins Trustco, at year-end. Mr. Byrnes will continue as Chairman of the boards of Tompkins Trustco, Inc. and Tompkins Trust Company.

         Mr. Hartz joined Tompkins Trust Company in 2002. He is currently a Senior Vice President, responsible for the Tompkins Investment Services function for the bank.

         "I approach my retirement as CEO with a great deal of confidence in the leaders we have identified to continue the development of Tompkins Trustco. At Tompkins Trust Company, Greg Hartz is a great choice, due to his long-standing commitment to the community and to the values which have made the bank successful since 1836," Byrnes stated.

         On January 1, 2007, under a previously announced plan, Stephen Romaine will become President and CEO of Tompkins Trustco, Inc., the parent company of Tompkins Trust Company.

         Mr. Romaine added, "Greg and I have worked together in other capacities at Tompkins and I believe his experience in community banking, familiarity with the market, and proven leadership will support continued success. He and I will work together to continue our efforts to share the strengths of each Tompkins subsidiary across our entire company."

         Mr. Hartz stated, "It is an honor and a privilege to serve in this capacity for such a great organization. Tompkins Trust Company is a strong, diverse and growing financial services company that has played a vital role in the development of our community for 170 years. I look forward to dedicating my efforts to ensuring that we continue to meet those needs in the years ahead."

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Tompkins Trustco, Inc. operates 36 banking offices in the New York State markets served by the Company's subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company also offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. Each Tompkins subsidiary operates with a community focus, meeting the needs of the unique communities served.


The above release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: overall economic conditions, consumer preferences; the impact of competition; the ability to execute the strategy for growth.

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